EXHIBIT 99.1

CONTACT: JOHN MORGAN (513)815-6773
FOR IMMEDIATE RELEASE
DATE:  April 23, 2018

LSI INDUSTRIES INC. NAMES
RONALD D. BROWN INTERIM CEO AND CRAWFORD LIPSEY AS INTERIM COO
Accomplished executives with decades of leadership experience to serve company through transition

Cincinnati, OH; April 23, 2018 – LSI Industries Inc. (NASDAQ:  LYTS) today announced that its board of directors appointed Ronald D. Brown as interim chief executive officer and Crawford Lipsey as interim president and chief operating officer effective immediately. The hiring of Brown and Lipsey follows the departure of Dennis W. Wells as president and chief executive officer on April 23, 2018. They will report to John Morgan, a member of LSI's board of directors who will serve as managing director during the transition. The board has initiated a search to identify a permanent replacement for Wells.

Brown most recently served as Vice Chairman of The Armor Group, a certified woman owned corporation which provides manufactured goods and services to a variety of industries. He is the retired chairman and chief executive officer of Milacron Inc., a supplier of plastics processing and industrial fluids technologies with manufacturing facilities in North America, Europe and Asia. Brown serves on the Board of Directors of A.O. Smith Corporation and James Advantage Funds Trust and serves on the University of Cincinnati Board of Trustees. Lipsey worked for several years in the lighting and electrical industry prior to serving for ten years at Acuity Brands Lighting, including as executive vice president for an Acuity division reporting $500 million in annual revenue.  Lipsey also invested and worked with venture capital sources to build Relume Technologies, a LED lighting and controls manufacturer. Since 2015 he has been a consultant serving various companies in the lighting industry.  He also serves on a number of not-for-profit boards providing services for children.

"Ron and Crawford have decades of executive leadership experience and we are grateful for their willingness to provide a seamless transition until the permanent CEO role is filled," said Morgan. "Their business acumen, impeccable reputations and relevant experience are attributes that will help us enhance operational efficiencies and increase shareholder value. LSI appreciates the contributions Mr. Wells made to the company since he joined LSI in 2014."

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "expects," "intends," "believes," "seeks," "may," "will," "should" or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, failure of an acquisition or acquired company to achieve its plans or objectives generally, unexpected difficulties in integrating acquired businesses, the ability to retain key employees, unfavorable economic and market conditions, the results of asset impairment assessments, the ability to maintain an effective system of internal control over financial reporting, the ability to remediate any material weaknesses in internal control over financial reporting and any other risk factors that are identified herein.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

We are a customer-centric company that positions itself as a value-added, trusted partner in developing superior image solutions through our world-class lighting, graphics, and technology capabilities.  Our core strategy of "Lighting + Graphics + Technology = Complete Image Solutions" differentiates us from our competitors.

We are committed to advancing solid-state LED technology to make affordable, high performance, energy-efficient lighting and custom graphic products that bring value to our customers.  We have a vast offering of innovative solutions for virtually any lighting or graphics application.  In addition, we provide sophisticated lighting and energy management control solutions to help customers manage their energy performance.  Further, we provide a full range of design support, engineering, installation and project management services to our customers.

We are a vertically integrated U.S.-based manufacturer concentrating on serving customers in North America and Latin America.  Our major markets include commercial / industrial lighting, petroleum / convenience store and multi-site retail (including automobile dealerships, restaurants and national retail accounts).  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, California, Kentucky, New York, North Carolina and Texas.  The Company's common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

For further information, contact John Morgan, managing director, at (513)815-6773.

Additional note:    Today's news release, along with past releases from LSI Industries, is available on the Company's internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.